UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement

On July 27, 2020, Brown & Brown, Inc., a Florida corporation (the “Company”), Hays Companies, Inc., a Florida corporation f/k/a BBHG, Inc. and wholly owned subsidiary of the Company (“Buyer”), The Hays Group, Inc., a Minnesota corporation (“THG”), The Hays Group Of Wisconsin LLC, a Minnesota limited liability company (“THGW”), The Hays Benefits Group, LLC, a Minnesota limited liability company (“THBG”), PlanIT, LLC, a Minnesota limited liability company (“PlanIT”), The Hays Benefits Group of Wisconsin, LLC, a Minnesota limited liability company (“THBGW”), and The Hays Group of Illinois, LLC, a Minnesota limited liability company (“THGI”); and Claims Management of Missouri, LLC, a Missouri limited liability company (dba MMMA Claims Management) (“MMMA,” and together with THG, THGW, THBG, PlanIT, THBGW and THGI, each a “Seller” and collectively, the “Sellers”), and THG, as the Sellers’ Representative (the “Sellers’ Representative”), entered into an amendment (the “Amendment”) to the asset purchase agreement dated October 22, 2018 (the “Purchase Agreement”), pursuant to which Buyer purchased certain assets and assumed certain liabilities of the Sellers (the “Acquisition”).

The Purchase Agreement provided that the Sellers may receive additional consideration from Buyer, if earned, in the form of earn-out payments (the “Earn-Out Payments”) in the aggregate amount of up to $25 million in cash over three years, subject to certain conditions and the successful achievement of average annual EBITDA compound annual growth rate targets for the acquired business during 2019, 2020 and 2021 (the “Earn-Out Period”), and included certain operational covenants of Buyer with respect to the operations of the acquired business during the Earn-Out Period.

Pursuant to the Amendment, the parties to the Purchase Agreement agreed that (a) based on the financial performance of the acquired business from the period from January 1, 2019, through June 30, 2020, Buyer has determined that the acquired business has achieved sufficient average annual EBITDA that the calculated Earn-Out Payments will exceed the maximum Earn-Out Payments amount of $25,000,000, (b) the Sellers will be deemed to have achieved the maximum Earn-Out Payments of $25,000,000 as of the date of the Amendment, (c) the operational covenants of Buyer with respect to the operation of the acquired business during the remainder of the Earn-Out Period are terminated, and (d) the Earn-Out Payments of $25,000,000 will be paid in accordance with the Purchase Agreement in the first quarter of calendar year 2022.

The other terms of the Purchase Agreement not expressly amended by the Amendment are unchanged and continue in full force and effect.

The foregoing description of the terms and conditions of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment. A copy of the Amendment is expected to be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending on September 30, 2020.

James C. Hays, a member of the Company’s Board of Directors and Vice Chairman of the Company, is also a co-founder and stockholder of the Sellers. In connection with the Amendment, Mr. Hays has the right to receive cash consideration in the amount of approximately $5,200,000 upon payment of the Earn-Out Payments.

In compliance with the Company’s Related Party Transactions Policy, the terms of the Amendment were reviewed and approved by the Nominating/Corporate Governance Committee of the Board of Directors.

This Form 8-K contains Forward Looking Statements, including those regarding the Amendment. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

July 27, 2020	By:	/S/ R. ANDREW WATTS

R. Andrew Watts

Executive Vice President, Treasurer and

Chief Financial Officer